EXHIBIT 21
SEMGROUP CORPORATION
Subsidiaries

Entity	Place of Incorporation/Organization
SemGroup Holdings G.P., L.L.C.	Delaware
SemGroup Holdings, L.P.	Delaware
SemOperating G.P., L.L.C.	Oklahoma
SemCap, L.L.C.	Oklahoma
SemGroup Asia, L.L.C.	Delaware
SemManagement, L.L.C.	Delaware
SemStream, L.P.	Delaware
SemGroup Subsidiary Holding, L.L.C.	Delaware
Alpine Holding, LLC	Oklahoma
Rose Rock Midstream Operating, LLC	Delaware
Rose Rock Midstream Energy GP, LLC	Delaware
Rose Rock Finance Corporation	Delaware
Rose Rock Midstream Field Services, LLC	Delaware
Rose Rock Midstream Crude, L.P.	Delaware
SemCrude Pipeline, L.L.C.	Delaware
Wattenberg Holding, LLC	Oklahoma
Eaglwing, L.P.	Oklahoma
SemDevelopment, L.L.C.	Delaware
Rocky Cliffs Pipeline, L.L.C.	Delaware
Glass Mountain Holding, LLC	Oklahoma
SemFuel, L.P.	Texas
SemFuel Transport, LLC	Wisconsin
SemProducts, L.L.C.	Oklahoma
SemGas, L.P.	Oklahoma
SemKan, L.L.C.	Oklahoma
SemGas Gathering, L.L.C.	Oklahoma
SemGas Storage, L.L.C.	Oklahoma
Greyhawk Gas Storage Company, L.L.C.	Delaware
Steuben Development Company, LLC	Delaware
Grayson Pipeline, L.L.C.	Oklahoma
Mid-America Midstream Gas Services, L.L.C.	Oklahoma
SemCanada, L.P.	Oklahoma
SemCanada Crude Company	Nova Scotia
SemCanada II, L.P.	Oklahoma
SemCAMS ULC	Nova Scotia
SemCAMS Redwillow ULC	Nova Scotia
SemGreen, L.P.	Delaware
SemBio, L.L.C.	Delaware
SemMaterials, L.P.	Oklahoma
New Century Transportation LLC	Delaware
K.C. Asphalt, L.L.C.	Colorado
SemTrucking, L.P.	Oklahoma
SemMexico, L.L.C.	Oklahoma

SemMexico Materials HC S. de R.L. de C.V.	Mexico
SemMaterials HC Mexico S. de R.L. de C.V.	Mexico
SemMaterials Mexico S. de R.L. de C.V.	Mexico
SemMaterials SC Mexico S. de R.L. de C.V.	Mexico
SemGroup Europe Holding L.L.C.	Delaware
SemEuro Limited	United Kingdom
SemLogistics Milford Haven Limited	United Kingdom
SemGroup Netherlands B.V.	The Netherlands
Maurepas Pipeline, LLC	Delaware
Maurepas Holding, LLC	Oklahoma
SemGroup Energy S. de R.L. de C.V.	Mexico
SemGroup Mexico S. de R.L. de C.V.	Mexico
SemEnergy S. de R.L. de C.V.	Mexico